Exhibit 99.1

Corporate & financial news release

SCOTT’S LIQUID GOLD ACQUIRES KIDS N PETS BRANDS

DENVER, COLORADO – October 2, 2019 – Scott’s Liquid Gold-Inc. (OTC: SLGD) today announced its acquisition of the Kids N Pets line of stain and odor removing products from Paramount Chemical Specialties, Inc.

“We could not be more excited about our acquisition of the Kids N Pets and Messy Pets brands” said Mark Goldstein, CEO of Scotts Liquid Gold, Inc.. “Kids N Pets brands represent a perfect fit for the Scott’s Liquid Gold family.  They are high quality, high value brands which share distribution with Scott’s current product portfolio.  Kids N Pets also brings a strong history of long-term sales and operational performance for its customers.  This investment brings a growing, profitable brand into our household segment, allowing us to continue to progress towards our long-term growth objectives.”

Scott’s acquired both the Kids N Pets and Messy Pets line of products for a base price of $5.50M.  The purchase price also includes up to $1.5 million of incremental consideration through 2024 if Kids N Pets sales growth exceeds specified sales targets.  Scott’s financed the acquisition using its cash on hand and current revolving line of credit.

An overview presentation on the Kids N Pets acquisition is posted on the Investor Relations Section of the Company’s website at slginc.com.

About Kids N Pets

Founded in 1989, Kids N Pets and Messy Pets are award winning, biodegradable, nontoxic, safe stain and odor removing products targeted toward households with children and pets.  The Company currently has 10 SKUs exceptional at cleaning up pet accidents, food stains, drink stains, and bedwetting accidents while being products that parents can feel safe using around their children and pets.  Kids N Pets’ primary channel of sales is through retail stores such as Walmart and Home Depot, and online on websites such as Amazon and Chewy.

About Scott’s Liquid Gold-Inc.

Scott’s Liquid Gold-Inc. is an American manufacturing and distribution company with a strong belief that Made in America is something to be proud of.  Over the last 65+ years we have developed a reputation for delivering high-quality, innovative products that consumers know and trust.

Our flagship product, Scott’s Liquid Gold® Wood Care, is a leader in its category and is known for bringing life back to and protecting all types of natural wood surfaces.

Scott’s Liquid Gold-Inc. also owns Neoteric Cosmetics, a skin and hair care company with a rich history of offering products that deliver high-quality, proven results that customers expect. Neoteric’s skin and hair care products are embraced and respected by both medical professionals and consumers alike and include brands such as Alpha® Skin Care, Prell®, and Denorex®.  Neoteric is also the proud American distributor of 7th Heaven skin care products and the specialty channel distributor for Batiste Dry Shampoo.

Note Regarding Forward-Looking Statements

This news release may contain "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent filings with the Securities and Exchange Commission.

Investor Relations Contact:

Kevin Paprzycki, CFO

303.576.6032